Exhibit 10.2

CECO ENVIRONMENTAL CORP.

Incentive Stock Option Agreement

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of _________, 201_ by and between CECO Environmental Corp., a Delaware corporation (the “Company”), and ___________ (“Optionee”).

1.Certain Definitions.  Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to such terms in the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan (the “Plan”).

2.Grant of Option.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under resolutions of the Committee, the Company has granted to Optionee as of _________, 20__ (the “Date of Grant”) an Option Right to purchase ________ shares of Common Stock (the “Option”) at an Option Price of $____ per share of Common Stock, which represents at least the Market Value per Share on the Date of Grant.  Except to the extent of the $100,000 limitation set forth in Section 422(d) of the Code, the Option is an Incentive Stock Option.

3.Duration and Exercisability.

a.Vesting/Exercise Period.  The Option shall become exercisable in substantially equal installments on each of the first ____ anniversaries of the Date of Grant if Optionee remains in the continuous employment of the Company or a Subsidiary until each such date (the period from the Date of Grant until the last such anniversary of the Date of Grant, the “Vesting Period”).  Subject to the terms of the Plan, any portion of the Option that does not so become exercisable will be forfeited, including if Optionee ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period.  For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of Optionee’s employment with the Company or a Subsidiary.  Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.

b.Expiration.  The Option shall expire on the tenth anniversary of the Date of Grant (“Expiration Date”) and must be exercised, if at all, before the earlier of the Expiration Date and any date on which the Option terminates in accordance with the provisions of Section 4.

c.Lapse Upon Expiration.  To the extent that this Option is not exercised prior to the applicable expiration date set forth in Section 3(b) or Section 4 of this Agreement, all rights of Optionee under this Option shall thereupon be forfeited.

4.Termination of the Option.

a.Termination for Any Reason Other than Death or Disability.  If Optionee is Terminated for any reason other than Optionee’s death or Disability (as defined below), the Option shall be exercisable only to the extent the Option was exercisable on the date of Termination, but had not previously been exercised, and shall expire on the earlier of (i) the close of business three months after the Termination Date (as hereafter defined) and (ii) the Expiration Date.  Notwithstanding the foregoing, if Optionee has a Termination for Misconduct, then the Option shall terminate immediately on Optionee’s Termination Date.

b.Termination Because of Death or Disability.  If Optionee is Terminated because of Optionee’s death or Disability, then this Option shall be exercisable by Optionee, or the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution, only to the extent the Option was exercisable on the date of Optionee’s Termination, but had not previously been exercised, and shall expire on the earlier of: (i) the close of business six months after Optionee’s Termination Date and (ii) the Expiration Date.

c.Definitions.

“Disability” (or similar terms) means a circumstance in which Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Termination” or “Terminated” means that Optionee has for any reason ceased to provide services as an employee of the Company or Subsidiary, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute.  The Committee shall have sole discretion to determine whether Optionee has ceased to provide services and the effective date on which Optionee ceased to provide services (the “Termination Date”).

“Termination for Misconduct” means the termination of Optionee’s employment with the Company or a Subsidiary for gross negligence, commission of a felony or material violation of any established Company policies.

5.Manner of Exercise.

a.General.  The Option may be exercised only by Optionee (or other proper party in the event of death or Disability), subject to the conditions of the Plan and this Agreement, and subject to such other administrative rules as the Committee deems advisable, by delivering written notice of exercise to the Company at its principal office.  The notice shall state the portion of the Option exercised and shall be accompanied by payment in full of the Option Price for the portion of the Option exercised pursuant to the notice.  Any exercise of the Option shall be effective upon receipt of such notice by the Company together with payment that complies with the terms of the Plan and this Agreement.  The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares at any time and from time to time prior to expiration of the Option as provided in this Agreement.

b.Form of Payment.  Payment of the Option Price by Optionee shall be (i) in the form of cash, personal check or certified check, (ii) through a net exercise method as described in the Plan, or (iii) where permitted by law and provided that a public market for the Company’s stock exists:  (A) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Common Stock so purchased to pay for the exercise price and whereby the FINRA Dealer irrevocably commits upon receipt of such Common Stock to forward the exercise price directly to the Company; or (B) through a “margin” commitment from Optionee and a FINRA Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Common Stock so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Common Stock to forward the exercise price directly to the Company.  Optionee shall be solely responsible for any income or other tax consequences from any payment for Common Stock with Optionee’s Common Stock.

c.Stock Transfer Records.  Provided that the notice of exercise and payment are in form and substance satisfactory to counsel for the Company, as soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Common Stock purchased, and the Company shall deliver to Optionee, or to the FINRA Dealer, as the case may be, book entry ownership or one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.  Optionee shall pay all other costs of the Company incurred to issue such Common Stock to such FINRA Dealer.

Shares of Common Stock purchased pursuant to exercise hereunder: (i) may be deposited with a FINRA Dealer designated by Optionee, in street name, if so provided in such exercise notice accompanied by all applications and forms reasonably required by the Committee to effect such deposit, or (ii) may be issued to Optionee and such other person, as joint owners with the right of survivorship, as is specifically described in such exercise notice.  Optionee shall be solely responsible for any income or other tax consequences of such a designation of ownership hereunder (or the severance thereof).

6.Miscellaneous.

a.Employment Rights as Shareholder.  This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it affect the right of the Company to Terminate such employment.  Optionee shall have no rights as a shareholder with respect to the shares of Common Stock subject to this Option until such shares of Common Stock are issued to Optionee upon the exercise of this Option.  No adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date the applicable shares of Common Stock are issued, except as provided in Section 11 of the Plan.

b.Securities Law Compliance.  The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and

Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer.  The Company shall not be required to sell or issue any shares of Common Stock if such issuance would constitute a violation of any provision of any law or regulation of any governmental authority.

c.Adjustments.  The number of shares of Common Stock issuable subject to the Option and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.

d.Withholding Taxes.  In the event of a disqualifying disposition of the Common Stock acquired through the exercise of this Option, Optionee hereby agrees to promptly provide the Company written notice of such disposition, which notice shall be deemed delivered when received by the Company.  To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made to or benefit realized by Optionee or other person under the Option, Optionee agrees that the Company will withhold any taxes required to be withheld by the Company under federal, state, local or foreign law as a result of such payment or benefit in an amount sufficient to satisfy the minimum statutory withholding amount permissible.  To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld.  The shares so retained shall be credited against any such withholding requirement at the market value of such Common Stock on the date of such delivery.  In no event will the market value of the Common Stock to be withheld and/or delivered pursuant to this Section 6(d) to satisfy applicable withholding taxes or other amounts exceed the maximum amount of taxes or other amounts that could be required to be withheld.  For the purpose of this Section 6(d), a “disqualifying disposition” means a sale or other transfer of any shares of Common Stock on or before the later of (i) the date two (2) years after the Date of Grant and (ii) the date one (1) year after transfer of such shares of Common Stock to Optionee upon exercise of the Option, as more particularly set forth in Section 422(a)(1) of the Code

e.Nontransferability.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

f.Section 422(d) Limitation.  Pursuant to Section 422(d) of the Code, the aggregate fair market value (determined as of the Date of Grant) of shares of Common Stock with respect to which the Option (as an Incentive Stock Option) first becomes exercisable by Optionee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Sections 424(e) and (f) of the Code, as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code.  To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such Option will be treated as a nonstatutory stock option with respect to the amount of aggregate fair market value thereof that exceeds the limit under Section 422(d) of the Code.  For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted.  In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of the Option and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

g.Significant Stockholders.  Notwithstanding anything in this Agreement to the contrary, if Optionee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Section 424(f) of the Code) on the Date of Grant, then the Option Price is the greater of (a) the Option Price set forth in Section 2 or (b) 110% of the Market Value per Share of the Common Stock on the Date of Grant, and the Expiration Date is the last business day prior to the fifth anniversary of the Date of Grant.

h.Relation to Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement.  This Agreement shall be subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.  Notwithstanding anything in this Agreement to the contrary, Optionee acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded).

i.Stock Legend.  The Committee may require that the certificates for any Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) bear an appropriate legend to reflect the restrictions of applicable law.

j.Interpretation.  The Committee shall have the sole discretion to interpret and administer the Plan and this Agreement.  Any determination made by the Committee with respect to the Option shall be final and binding on the Company and on all persons having an interest in the Option granted under this Agreement and the Plan.

k.Entire Agreement.  The Plan, as amended, is incorporated herein by reference.  This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

l.Successors and Assigns.  The Company may assign any of its rights under the Option.  The Option shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, the Option shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

m.Governing Law.  The Option shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law pertaining to choice of law or conflict of law.

n.No Right to Future Awards.  The Option award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.  The Option award and any related payments made to Optionee will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

o.Relation to Other Benefits.  Any economic or other benefit to Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

p.Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect Optionee’s rights with respect to the Option without Optionee’s consent, and Optionee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the Exchange Act.

q.Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

r.Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the Option and Optionee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

s.Acknowledgement.  Optionee acknowledges that Optionee (i) has had an opportunity to review the terms of this Agreement and the Plan, (ii) understands the terms and conditions of this Agreement and the Plan and (iii) agrees to such terms and conditions.

t.Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CECO Environmental Corp.OPTIONEE

____________________________________________________________

By:[Signature]

Its:Option Date:

Options Granted: